July 7, 2000




World Omni Auto Receivables LLC
190 N.W. 12th Avenue
Deerfield Beach, Florida 33442


         Re:      World Omni Auto Receivables Trust 2000-A

Dear Sirs:

         We have acted as special Florida tax counsel for World Omni Auto Receivables LLC, a Delaware limited liability company ("WOALLC"), in connection with the filing of a registration statement on Form S-3 (No. 333-35542) (the "REGISTRATION STATEMENT"), on April 25, 2000, with the Securities and Exchange Commission (the "COMMISSION"), a Pre-Effective Amendment No. 1 to Form S-3, including a form of prospectus supplement, on May 24, 2000, with the Commission, which amendment became effective on July 1, 2000, and a prospectus and preliminary prospectus supplement thereto, each filed on July __, 2000, with the Commission, and a prospectus and final prospectus supplement thereto, each filed on July __, 2000 (as so amended and supplemented, the "PROSPECTUS") with the Commission, pursuant to the Securities Act of 1933, as amended, and relating to the issuance by the Owner Trust of debt in the form of (a) $158,884,000.00 principal amount of ___% Asset-Backed Notes, Class A-1; (b) $321,019,000.00 principal amount of __% Asset-Backed Notes, Class A-2; (c) $168,637,000.00 principal amount of __% Asset-Backed Notes, Class A-3; and (d) $117,436,000.00 principal amount of ___% Asset-Backed Notes, Class A-4 (collectively, the "NOTES"), and the issuance of a certificate representing an undivided ownership interest in the Owner Trust not evidenced by the Notes.

         As such Florida counsel, we have reviewed the Registration Statement, as amended, and the Prospectus, and the form of the Notes, and such other documents, agreements and certificates as we have deemed necessary for the purpose of rendering this opinion in connection with the application of the Loan

Rule, as defined in the Prospectus, to the transactions outlined in the Prospectus. We are members of the Bar of the State of Florida and our opinion in connection with the Loan Rule is limited to the application of the same to the present facts and law in the State of Florida.

         We have advised the Registrant with respect to the Loan Rule and this advice is summarized under the heading "STATE AND LOCAL TAX CONSEQUENCES" in the Prospectus. Such description does not purport to discuss every aspect of the application of the Loan Rule to the transactions outlined in the Prospectus, but insofar as the application of the Loan Rule is discussed, in our opinion the description contained therein is accurate in all material respects.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the Prospectus, and to the use of our name in the Prospectus under the headings "LEGAL MATTERS" and "STATE AND LOCAL TAX CONSEQUENCES", each in connection with the application of the Loan Rule, without implying or admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                   Very truly yours,

                                   ENGLISH, McCAUGHAN & O'BRYAN, P.A.



                                   By:      /s/ Lee W. Harvath, Jr.
                                      -----------------------------
                                          Lee W. Harvath, Jr., President